UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2023

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (978) 874-0591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03	Material Modification to Rights of Security Holders.

On February 21, 2023, TechPrecision Corporation (the “Company”) filed a Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to (i) effect a 1-for-4 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, $0.0001 par value (the “Common Stock”), and (ii) effect a related reduction in the number of the Company’s authorized shares of Common Stock from 90,000,000 to 50,000,000 (the “Authorized Share Reduction”).

As previously disclosed, the Company’s stockholders approved the Reverse Stock Split within a range of between 5-for-1 and 2-for-1, such ratio to be determined by the Board of Directors of the Company (the “Board”), and the Authorized Share Reduction, each of which the Board also approved. On January 20, 2023, the Board selected the 1-for-4 reverse stock split ratio.

As a result of the Reverse Stock Split, every four (4) shares of the Company’s pre-reverse split Common Stock will be combined and reclassified as one (1) share of Common Stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse split, other than as a result of the issue of additional shares in lieu of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of Common Stock will receive (in the case of stockholders who hold their shares in certificated form, only upon surrender to the Company’s transfer agent of any certificates representing such shares) one (1) additional share of Common Stock.

The Reverse Stock Split will become effective at 11:59 p.m. Eastern Time on February 23, 2023, and the Common Stock will be quoted on the OTCQB Market on a post-split basis at the open of business on February 24, 2023. The Company’s post-reverse split Common Stock has a new CUSIP number, 878739 200, but the par value and other terms of the Common Stock were not affected by the Reverse Stock Split.

FINRA notified us that the Corporate Action to effectuate the Reverse Stock Split was processed, to be announced on OTC Markets on February 23, 2023, and made effective on February 24, 2023. Pursuant to such announcement, the trading symbol of the Company shall be listed on OTC Markets as “TPCSD” for a period of 20 business days and after such time shall return to “TPCS.”

The Company’s transfer agent, Continental Stock Transfer & Trust Company, is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the surrender of certificates for pre-reverse split Common Stock either (a) in exchange for new certificates representing post-reverse split Common Stock or (b) to convert to book-entry shares representing post-revere split Common Stock.

The foregoing description of the Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 8.01	Other Events

On February 23, 2023, the Company issued a press release announcing the Reverse Stock Split ratio. A copy of such press release is being furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of TechPrecision Corporation
99.1	Press Release, dated February 23, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: February 23, 2023

	By:	/s/ Thomas Sammons
Thomas Sammons
Chief Financial Officer